                                                                    Exhibit 10.3


                      SECOND AMENDMENT TO CREDIT AGREEMENT

         This Second Amendment to Credit Agreement (this "Amendment") is entered into effective June 23, 2000 (the "Effective Date"), by and among RANGE RESOURCES CORPORATION, a Delaware corporation ("Borrower"), BANK ONE, TEXAS, N.A., as Administrative Agent ("Bank One" or "Administrative Agent"), CHASE BANK OF TEXAS, N.A., as Syndication Agent ("Chase"), BANK OF AMERICA, N.A., as Documentation Agent ("Bank of America"), and Lenders (as defined in the Credit Agreement).

RECITALS:

         A. Borrower and Lenders entered into a Credit Agreement dated September 30, 1999, and a First Amendment to Credit Agreement dated January 20, 2000 (the "First Amendment") (the Credit Agreement, the First Amendment, and all other amendments thereto, including this Amendment, will be referred to collectively as the "Credit Agreement").

         B. Borrower completed the sale of the Sterling Gas Plant on June 16, 2000, and applied the Net Cash Proceeds from the sale to reduce the Outstanding Obligations to $121,000,000.

         C. The conditions precedent to Lenders' consent to Borrower's issuance of Subordinate Notes, as described in the First Amendment, were not satisfied, and Borrower no longer has immediate plans to issue Subordinate Notes.

         D. Lenders have redetermined the Borrowing Base in accordance with Section 4.02 of the Credit Agreement, effective as of the Effective Date.

         E. Wells Fargo Bank (Texas), N.A. became Wells Fargo Bank Texas, National Association subsequent to its consolidation with Norwest Bank El Paso, National Association, resulting in Wells Fargo Bank Texas, National Association, being a Lender under the Credit Agreement.

         F. Borrower and Lenders desire to amend the Credit Agreement as hereinafter set forth in order to, among other things, evidence Lenders' consent to the redetermined Borrowing Base; confirm that Borrower no longer plans to issue the Subordinate Notes anticipated by the First Amendment; and acknowledge Wells Fargo Bank Texas, National Association as a Lender.

AGREEMENT:

         In consideration of the premises, the representations, warranties, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders agree as follows, effective only upon satisfaction of each condition precedent set forth in Section 4.1 below:

ARTICLE 1 - DEFINITIONS.

         1.1 Credit Agreement Definitions. Capitalized terms used but not defined in this Amendment have the meanings given such terms in the Credit Agreement.

ARTICLE 2 - AMENDMENTS.

         2.1 Amendments to Article 1 - Definitions. The definitions of Borrower's Oil and Gas Properties, Consolidated Interest Expense, Consolidated Net Income, Consolidated Tangible Net Worth,

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
                  EBITDA, Initial Borrowing Base, REFC, Security Documents, Senior Debt and Total Debt in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

                  "Borrower's Oil and Gas Properties" means all oil and gas properties, pipelines, gathering systems, gas processing plants, and other similar assets owned by Borrower and its Consolidated Subsidiaries (excluding GLEP and REFC), including related personal property and other fixed assets and all related easements, servitudes, and similar real property interests owned by Borrower and its Consolidated Subsidiaries (excluding GLEP and REFC).

                  "Consolidated Interest Expense" means with respect to Borrower and its Consolidated Subsidiaries (excluding GLEP and REFC), on a consolidated basis for any period, the sum of (a) gross interest expense (including all cash and accrued interest expense) of Borrower and its Consolidated Subsidiaries (excluding GLEP and REFC) for that period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the occurrence of Debt to the extent included in interest expense, and
         (iii) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense and (b) capitalized interest of Borrower and its Consolidated Subsidiaries (excluding GLEP and REFC) on a consolidated basis.

                  "Consolidated Net Income" means for any period, net income of Borrower and its Consolidated Subsidiaries (excluding GLEP and REFC) determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means, as of any date, the consolidated shareholder's equity of Borrower and its Consolidated Subsidiaries (including GLEP and REFC) which would be reflected on a consolidated balance sheet for Borrower and its Consolidated Subsidiaries (including GLEP and REFC) prepared as of such date in accordance with GAAP less the consolidated Intangible Assets of Borrower and its Consolidated Subsidiaries (including GLEP and REFC) as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated shareholder's equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization expenses, and other intangible items.

                  "EBITDA" means, for any period, Consolidated Net Income for that period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for that period, (a) the aggregate amount of Consolidated Interest Expense for that period,
         (b) the aggregate amount of letter of credit fees paid during that period, (c) the aggregate amount of income tax expense for that period,
         (d) all amounts attributable to depreciation, depletion and amortization for that period, (e) all non-cash, extraordinary expenses during that period including non-cash impairments of long-lived assets as prescribed under Financial Accounting Standards Board Statements Nos. 19 and 121, and (f) all losses resulting from the sale of assets during that period, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for that period, (i) all non-cash, extraordinary income during that period and
         (ii) all gains resulting from the sale of assets during that period, in each case determined in accordance with GAAP.

                  "Initial Borrowing Base" means a Borrowing Base in the amount of $125,000,000.

                  "REFC" means Range Energy Finance Corporation, a Delaware corporation that is sometimes referred to by Borrower as 'Independent Producer Finance' or 'IPF'.

                  "Security Documents" means the collective reference to the Guaranty Agreement(s), the Pledge Agreement(s), the Mortgages, and all other security documents hereafter delivered to Administrative Agent granting a Lien on any asset or assets of any Person to secure the Obligations and liabilities of Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any of the obligations and liabilities.

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
                  "Senior Debt" means, at any time outstanding, all Debt of Borrower and its Consolidated Subsidiaries (excluding GLEP and REFC) except Subordinated Debt.

                  "Total Debt" means, at anytime outstanding, all Debt of Borrower and its Consolidated Subsidiaries (excluding GLEP and REFC).

         2.2 Amendments to Article 4 - Borrowing Base. (a) Section 4.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "4.02. Periodic Determination. The Borrowing Base will be redetermined semiannually on April 1 and October 1, commencing October 1, 2000, or on such date promptly following each such date as may be required to redetermine the Borrowing Base in accordance with the procedures set forth in Section 4.01(b). Notwithstanding any provisions to the contrary in
                           Section 4.01 above, without the approval of all Lenders, the Borrowing Base resulting from the Periodic Determination scheduled for October 1, 2000, shall not exceed $115,000,000."

         (b) Section 4.05 of the Credit Agreement is hereby amended in its entirety to read as follows:


                  "4.05. Initial Borrowing Base. Subject to the rights of Borrower to request an earlier Special Determination pursuant to Section 4.03 above, the rights of Lenders to request an earlier Special Determination pursuant to Section 4.04 above, and the rights of Lenders to reduce the Borrowing Base as provided in Section 7.03(c) below, the Borrowing Base in effect under this Agreement shall be the Initial Borrowing Base commencing June 19, 2000, and continuing until the next Periodic Determination."

         2.3 Amendment to Article 5 - Collateral. Section 5.01(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                         "(a) The Obligations shall be secured by first and
                   prior Liens (subject only to Permitted Encumbrances) covering
                   (i) Borrower's Oil and Gas Properties selected by Administrative Agent which in the aggregate comprise at least 80% of the total Present Value assigned by Administrative Agent to Borrower's Oil and Gas Properties, (ii) 100% of the issued and outstanding Equity of each existing and future Subsidiary of Borrower (exclusive of REFC), and (iii) Borrower's interest in GLEP."

         2.3 Amendments to Article 7 - Representations, Warranties, and Covenants. (a) Amendments to Affirmative Covenants. (1) Subparagraphs (1) and (2) of Section 7.02(c) of the Credit Agreement are hereby amended in their entirety to read as follows:

                           "(c)  Financial Information.  Furnish to Lenders:

         (1) Within 90 days after the end of Borrower's fiscal year (which ends on December 31), a copy of its annual audited consolidated financial statement including at least a balance sheet as of the close of the year, a statement of operations, a statement of changes in shareholders' equity, and a statement of cash flow, prepared in conformity with GAAP by Arthur Andersen L.L.P. or another independent firm of certified public accountants acceptable to Lenders, together with a certificate from an Authorized Officer of Borrower that no Default or Event of Default has occurred or exists;

         (2) Within 45 days after the end of each calendar quarter, a copy of Borrower's unaudited consolidating quarterly financial statement, prepared in conformity with GAAP, consisting of at least a balance sheet as of the close of that quarter, a statement of operations, a statement of changes in shareholders' equity, and a statement of cash flows for the

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                  period from the beginning of the fiscal year to the close of that quarter, certified to be accurate by an Authorized Officer of Borrower, and accompanied by a certificate of the signing officer that no Default or Event of Default has occurred or exists;"

         (b) Amendments to Negative Covenants. (1) Section 7.03(g) of the Credit Agreement is hereby amended in its entirety to read as follows (with the text of Section 7.03 not quoted herein, Section 7.03(g) as amended below will read that "Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly" take the action identified):

                  "(g)     Restricted Payments. Make any Restricted Payment;
                  provided that so long as no Default or Event of Default exists and no Default or Event of Default will result from the Restricted Payment, Restricted Payments not otherwise prohibited by this Agreement may be made in an aggregate amount (measured cumulatively from June 30, 1999) not to exceed the sum of (i) $10,000,000, plus (ii) 50% of the Net Cash Proceeds to Borrower from all common equity offerings completed by Borrower after September 30, 1999, plus (ii) 50% of Borrower's Consolidated Net Income earned after June 30, 1999 (for purposes of this Section 7.03(g) only, Consolidated Net Income shall exclude non-cash impairments of long-lived assets as prescribed under Financial Accounting Standards Board Statements Nos. 19 and 121); and provided further that, notwithstanding the foregoing, Borrower shall not pay dividends with respect to its common Equity."

         (2) Section 7.03 of the Credit Agreement is hereby amended to add the following paragraph (q) (with the text of Section 7.03 not quoted herein, Section 7.03(q) as added below will read that "Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly" take the action identified):

                  "(q)     Restrictions on Dividends and Interest Payments. Pay
                  dividends with respect to its common Equity or its Preferred Stock or pay interest with respect to its 5 3/4% convertible junior subordinated debentures issued in October 1997; provided that, Borrower may pay dividends with respect to its $2.03 convertible exchangeable Preferred Stock issued in November 1995 or pay interest with respect to its 5 3/4% convertible junior subordinated debentures issued in October 1997 as long as the dividend or interest payments do not cause a breach of the Total Debt Interest Coverage Ratio set out in
                  Section 7.04(c) of this Agreement (for purposes of calculating the Total Debt Interest Coverage Ratio for this Section 7.03(q), the denominator in the ratio, which is the Consolidated Interest Expense on Total Debt, shall include all dividends paid by Borrower with respect to its Preferred Stock)."

         (c) Amendments to Financial Covenants. Section 7.04 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "7.04.   Financial Covenants. So long as this
                  Agreement remains in force, Borrower and its Consolidated Subsidiaries (which shall include GLEP and REFC with respect to Section 7.04(a) but shall exclude GLEP and REFC with respect to Sections 7.04(b) through (f)) shall maintain, on a consolidated basis, the following (all calculated in accordance with GAAP as of the end of Borrower's most recent fiscal quarter):

                                    (a)      Consolidated Tangible Net Worth. A
                  minimum Consolidated Tangible Net Worth as of any date which is not less than the sum of (i) $175,000,000, plus (ii) 50% of the net proceeds to Borrower from the

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                  issuance of Equity securities on or after September 30, 1999
                  (for purposes of this Section 7.04(a) only, Consolidated Tangible Net Worth shall exclude non-cash impairments of long-lived assets as prescribed under Financial Accounting Standards Board Statements Nos. 19 and 121);

                                    (b)      Senior Debt Interest Coverage
                  Ratio. A ratio (calculated as set out below) of EBITDA to Consolidated Interest Expense on Senior Debt of at least 3.0 to 1.0;

                                    (c)      Total Debt Interest Coverage Ratio.
                  A ratio (calculated as set out below) of EBITDA to Consolidated Interest Expense on Total Debt of at least 2.5 to 1.0;

                                    (d)      Senior Debt Leverage Ratio. A ratio
                  (calculated as set out below) of Senior Debt to EBITDA not in excess of 3.0 to 1.0;

                                    (e)      Total Debt Leverage Ratio. A ratio
                  (calculated as set out below) of Total Debt to EBITDA not in excess of 5.0 to 1.0; and

                                    (f)      Current Ratio. A ratio of current
                  assets to current liabilities on any date of at least 1.0 to
                  1.0 (for purposes of this calculation, current assets will include an amount equal to the Unused Availability and current liabilities will exclude current maturities of long term Debt of Borrower to Lenders under this Agreement).

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                  For Borrower's fiscal quarters ending June 30, 2000, September
                  30, 2000, and December 31, 2000, the ratios in Sections 7.04(b), (c), (d), and (e) above will be calculated on an annualized basis (with the fiscal year commencing January 1, 2000, and ending December 31, 2000). After December 31, 2000, the ratios will be calculated for Borrower's most recent rolling twelve month period ending at the end of each quarter."

         2.5 Wells Fargo Consolidation. The Credit Agreement is hereby amended to change Wells Fargo Bank (Texas), N.A. wherever it appears to Wells Fargo Bank Texas, National Association.

         2.6 Schedules and Exhibits. The Credit Agreement is hereby amended to replace Schedules 1 and 2 to the Credit Agreement with Schedules 1 and 2 attached to this Amendment. Schedule 3 is attached for information purposes only.

ARTICLE 3 - CONSENTS.

         3.1 Lapse of Consent for Additional Notes Offering. The conditions precedent to Lenders' consent to the issuance of additional Subordinate Notes by Borrower, which are outlined in the First Amendment, were not met, and Borrower is no longer authorized to issue Subordinate Notes as contemplated by the First Amendment.

ARTICLE 4 - CONDITIONS PRECEDENT.

         4.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Administrative Agent:

                  (a) Closing Deliveries. Administrative Agent shall have received this Amendment, properly executed by all required parties.

                  (b) No Material Adverse Effect. No event or condition shall have occurred which is reasonably expected to have a Material Adverse Effect.

                  (c) No Legal Prohibition. The transactions contemplated by this Amendment shall be permitted by applicable law and regulation and shall not subject Agents, any Lender, Borrower, or any Subsidiary to any material adverse change in their assets, liabilities, financial condition, or prospects.

                  (d) No Litigation. No litigation, arbitration, or similar proceeding shall be pending or threatened against Borrower or any Subsidiary which calls into question the validity or enforceability of the Credit Agreement (as amended hereby) or the other Loan Documents.

                  (e) No Default. No Default or Event of Default shall have occurred and be continuing.

                  (f) Other Matters. All matters related to this Amendment, the other Loan Documents, and Borrower and its Subsidiaries shall be acceptable to Administrative Agent and each Lender in their discretion, and Borrower shall have delivered to Administrative Agent and each Lender such evidence as they shall request to substantiate any matters related to the Credit Agreement (as amended hereby), the other Loan Documents and Borrower and its Subsidiaries as Administrative Agent or any Lender shall request.

ARTICLE 5 - RATIFICATIONS, REPRESENTATIONS, AND COVENANTS.

         5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Lenders agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.

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         5.2      Representations and Covenants. Borrower hereby represents and warrants to Lenders that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents are true and correct on and as of the date hereof, as though made on and as of such date; (c) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; and (d) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby.


ARTICLE 6 - MISCELLANEOUS PROVISIONS.

         6.1 No Waiver. Except as specifically provided in this Amendment, nothing contained in this Amendment shall be construed as a waiver by Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrower and Lenders, and the failure of Lenders at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect, or diminish any right of Lenders to thereafter demand strict compliance therewith. Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment, and any other contract or instrument between Borrower and Lenders.

         6.2 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agents or any Lender shall affect the representations and warranties or the right of Agents or any Lender to rely upon them.

         6.3 Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         6.4 Expenses of Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent's legal counsel, and all reasonable costs and expenses incurred by Lenders in connection with the enforcements or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without limitation, the reasonable costs and fees of Administrative Agent's legal counsel.

         6.5 Severability. Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

         6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lenders.

         6.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         6.8 Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition, or duty.

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
         6.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.10 Applicable Law. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS UNLESS THE LAWS GOVERNING NATIONAL BANKS SHALL HAVE APPLICATION.

         6.11 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE, OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDERS.





         Executed as of the Effective Date.

                              BORROWER:

                              RANGE RESOURCES CORPORATION

                              By:  /s/  Eddie M. LeBlanc
                                 -----------------------------------------------
                                        Eddie LeBlanc, Senior Vice President
                                        and Chief Financial Officer

                              AGENTS:

                              BANK ONE, TEXAS, N.A.,
                                as Administrative Agent and a Lender

                              By:  /s/  W. Mark Cranmer
                                 -----------------------------------------------
                                        W. Mark Cranmer, Vice President

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
                              CHASE BANK OF TEXAS, N.A.,
                               as Syndication Agent and a Lender

                              By:  /s/  Robert C. Mertensotto
                                 -----------------------------------------------
                                        Robert C. Mertensotto, Managing
                                         Director

                              BANK OF AMERICA, N.A.,
                               as Documentation Agent and a Lender

                              By:  /s/  J. Scott Fowler
                                 -----------------------------------------------
                                        J. Scott Fowler, Managing Director

                              BANKERS TRUST COMPANY

                              By:  /s/  Marcus M. Tarkington
                                 -----------------------------------------------
                                        Marcus M. Tarkington, Director

                              OTHER LENDERS:

                              PNC BANK, NATIONAL ASSOCIATION

                              By:  /s/  Robert J. Tiskus
                                 -----------------------------------------------
                                        Robert J. Tiskus, AVP


                              FLEET NATIONAL BANK,
                              formerly known as BankBoston, N.A.

                              By:  /s/  Stephen J. Hoffman
                                 -----------------------------------------------
                                        Stephen J. Hoffman, Vice President
                              CIBC INC.

                              By:  /s/  M. Beth Miller
                                 -----------------------------------------------
                                        M. Beth Miller, Authorized Signature

                              WELLS FARGO BANK TEXAS,
                              NATIONAL ASSOCIATION, successor by
                              consolidation to Wells Fargo Bank (Texas), N.A.

                              By:  /s/  Roger Fruendt
                                 -----------------------------------------------
                                        Roger Fruendt, Vice President

                              CREDIT LYONNAIS NEW YORK BRANCH

                              By:  /s/  Philippe Soustra
                                 -----------------------------------------------
                                        Philippe Soustra, Senior Vice President

                              ABN AMRO BANK N.V.

                              By:  /s/  Jamie A. Conn
                                 -----------------------------------------------
                                        Jamie A. Conn, Vice President

                              By:  /s/  Matt McCain
                                 -----------------------------------------------
                                        Matt McCain, Assistant Vice President

                              BANK OF SCOTLAND

                              By:  /s/  Annie Glynn
                                 -----------------------------------------------


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
                                        Annie Glynn, Senior Vice President

                              THE SANWA BANK, LIMITED

                              By:  /s/  Clyde Redford
                                 -----------------------------------------------
                                        Clyde Redford, Vice President






Schedules
---------
Schedule 1 - Commitments
Schedule 2 - Addresses for Notices
Schedule 3 - List of Subsidiaries

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